Exhibit 4.1

EXECUTION VERSION

WARRANT AGREEMENT

Dated as of

May 2, 2014

between

Central European Media Enterprises Ltd.

and

American Stock Transfer & Trust Company, LLC

as Warrant Agent

Unit Warrants for
Class A Common Stock

i

Section 6.09.	Severability	21
Section 6.10.	Waiver of Jury Trial	22

List of Exhibits

Exhibit A — Form of Unit Warrant

Exhibit B — Exercise Form for Book-Entry Warrants

ii

WARRANT AGREEMENT

WARRANT AGREEMENT dated as of May 2, 2014 (this “Agreement”), between Central European Media Enterprises Ltd., a Bermuda company (the “Company”), and American Stock Transfer & Trust Company, LLC, as Warrant Agent (the “Warrant Agent”).

RECITALS

WHEREAS, Time Warner Inc., a Delaware company (“TWX”), Time Warner Media Holdings B.V., a besloten vennootschap met beperkte aansprakelijkheid, or private limited company, organized under the laws of the Netherlands (“TW BV”), and the Company are parties to that certain Framework Agreement (the “Framework Agreement”), dated as of February 28, 2014;

WHEREAS, pursuant to the Framework Agreement, the Company has agreed to undertake a rights offering (the “Rights Offering”) to allow the holders of its outstanding shares of Class A Common Stock, par value $0.08 per share (“Class A Common Stock”), share of Series A Convertible Preferred Stock, par value $0.08 per share (allocated on an as-converted basis), and shares of Series B Convertible Redeemable Preferred Stock, par value $0.08 per share (allocated on an as-converted basis as of December 25, 2013), the right to purchase units (the “Units”), with each Unit consisting of (i) a Senior Secured Note due 2017 (the “Notes”) and (ii) 21 warrants (the “Unit Warrants”), with each Unit Warrant entitling the holder thereof to purchase one (1) share of Class A Common Stock (the “Unit Warrant”) at an exercise price of $1.00 per share, subject to the terms and conditions set forth in the registration statement covering the issuance of the rights distributed by the Company in Rights Offering and the prospectus contained therein;

WHEREAS, a registration statement covering the issuance of the rights distributed by the Company in the Rights Offering, the Units, the Notes, the Unit Warrants and the shares of Class A Common Stock issuable upon exercise of the Unit Warrants has been declared effective by the SEC;

WHEREAS, TW BV and the Company are parties to that certain Standby Purchase Agreement (the “Standby Purchase Agreement”), dated as of March 24, 2014, pursuant to which TW BV has committed to participate in the Rights Offering and to purchase additional Units in a private placement (the “Private Placement”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and, in connection with the Rights Offering, has committed to subscribe for and purchase any Units that remain unsold in the Rights Offering (the “Backstop Commitment”), in each case subject to the terms and conditions of the Standby Purchase Agreement;

WHEREAS, the Company desires to issue the Unit Warrants in connection with the Units purchased in the Rights Offering to each such purchaser (each, a “Holder” and collectively, the “Holders”), subject to the provisions of this Agreement and the relevant Warrant Certificate or Book-Entry Warrant. Each Warrant Certificate (including any Global Warrant (as defined below)) and Book-Entry Warrant (as defined below) (including any Warrant Statement relating thereto) shall evidence such number of Unit Warrants as is set forth therein, subject to adjustment pursuant to the provisions of the Warrant Certificate and Book-Entry Warrant (including any Warrant Statement relating thereto), respectively; and

WHEREAS, the shares of Class A Common Stock issuable upon the exercise of the Unit Warrants will be freely transferable by Holders that are not Affiliates of the Company, unless stated otherwise in the applicable Warrant Certificate or Warrant Statement relating to any Book-Entry Warrant.  The Company desires the Warrant Agent to act on behalf of the Company in connection with the registration, transfer, exchange, redemption, exercise and cancellation of the Unit Warrants as provided herein and the Warrant Agent is willing to so act.

NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Unit Warrants:

ARTICLE I.

DEFINITIONS

Section 1.01.                          Definitions.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise).

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations that are participants in the Depositary’s system.

“business day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, London or Prague are authorized or required by law to remain closed.

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Warrant Agent as custodian for the Depositary.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto or, in the case of Book-Entry Warrants, set forth in the form of Warrant Statement in the usual and customary form.

“Issue Date” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto or, in the case of Book-Entry Warrants, set forth in the form of Warrant Statement in the usual and customary form.

“Officer” means a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Deputy Chief Financial Officer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company.

“Opinion of Counsel” means a written opinion from outside legal counsel who is reasonably acceptable to the Warrant Agent.

“Person” means any individual, corporation, partnership, limited liability company, association or trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Share” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Warrant Certificate” means any fully registered certificate (including a Global Warrant) issued by the Company and authenticated by the Warrant Agent under this Agreement evidencing Unit Warrants, in the form attached as Exhibit A hereto.

“Warrant Share Number” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto or, in the case of Book-Entry Warrants, set forth in the form of Warrant Statement in the usual and customary form.

Section 1.02.                          Other Definitions.

Term	Defined in Section
“Agreement”	Recitals
“Backstop Commitment”	Recitals
“Class A Common Stock”	Recitals
“Company”	Recitals
“Exercise Form”	3.02
“Framework Agreement”	Recitals
“Global Warrant”	2.01(a)
“Holders”	Recitals
“New York Court”	6.04
“Notes”	Recitals
“Private Placement”	Recitals
“Registry”	2.03
“Rights Offering	Recitals
“Standby Purchase Agreement”	Recitals
“Stock Transfer Agent”	3.05

“Treasury”	Recitals
“TWX”	Recitals
“TW BV”	Recitals
“Unit Warrant”	Recitals
“Units”	Recitals
“Warrant Statement”	2.01(a)

Rules of Construction.

Unless the text otherwise requires:

(i)                                     a defined term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect on the date hereof;

(iii)                               “or” is not exclusive;

(iv)                              “including” means including, without limitation; and

(v)                                 words in the singular include the plural and words in the plural include the singular.

ARTICLE II.

WARRANTS

Section 2.01.                          Form and Dating.  Pursuant to, and in accordance with, the terms and conditions of this Agreement, the Company hereby issues Unit Warrants to purchase, in the aggregate, up to 59,895,528 shares of Class A Common Stock (as adjusted by stock split, reverse stock split, dividend, reorganization, recapitalization or as otherwise adjusted in accordance with Section 12 of the Global Warrant, the terms of which are incorporated into the Book-Entry Warrants and any Warrant Statement relating thereto).  Simultaneously with such issuance, the Company shall deliver electronically and via overnight courier to the Warrant Agent a written order of the Company signed by one Officer of the Company directing the Warrant Agent to, and the Warrant Agent shall immediately thereafter, in accordance with the terms of this Section 2.01, initially countersign and deliver as specified in such order Global Warrants, Book-Entry Warrants and Definitive Warrants, entitling the Holders thereof as specified in such order to purchase such number of shares of Class A Common Stock as set forth in such order.

(a)  Global Warrants; Book-Entry Warrants.  Except as provided in Section 2.01, 2.04 or 2.05, Unit Warrants shall be (i) issued in the form of one or more permanent global Unit Warrants in fully registered form with the global securities legend set forth in Exhibit A hereto (each, a “Global Warrant”), which shall be deposited on behalf of the Company with the Warrant Agent, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided, and/or (ii) if the Holder thereof is not a DTC-eligible participant, issued via book-entry registration on the books and records of the Warrant Agent evidenced by statements issued by the Warrant Agent from time to time to the Holders of the Book-Entry Warrants reflecting such book-entry position set forth in the usual and customary form (the “Book-Entry Warrant”).

(b)  Global Warrant Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Warrant deposited with or on behalf of the Depositary.

(i)                                     The Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign, either by manual or electronic signature, and deliver one or more Global Warrants that (A) shall be registered in the name of the Depositary or the nominee of the Depositary and (B) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Warrant Agent as custodian for the Depositary. Each Global Warrant shall be dated the date of its countersignature.

(ii)                                  Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant except to the extent set forth herein or in a Warrant Certificate, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Unit Warrant.

(c)  Definitive Securities. Except as provided in Section 2.04 or 2.05, owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants.

(d)  Warrant Certificates. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto, as applicable, and shall be typed or printed or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Unit Warrants may be listed, all as determined by any Officer of the Company executing such Warrant Certificates, as evidenced by their execution thereof. Any Warrant Certificate shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped or printed thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, (ii) such as may be required to comply with this Agreement, any law or any rule of any securities exchange on which the Unit Warrants may be listed, and (iii) such as may be necessary to conform to customary usage.

Section 2.02.                          Execution and Countersignature.

At least one Officer shall sign the Warrant Certificates for the Company by manual or electronic signature.

If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Unit Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

The Warrant Agent shall initially countersign, either by manual or electronic signature, and deliver Warrant Certificates entitling the Holders thereof to purchase in the aggregate not more than 59,895,528 shares of Class A Common Stock (subject to adjustment as provided in such Warrant Certificates) upon a written order of the Company signed by one Officer of the Company. Such order shall specify the number of Unit Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Unit Warrants then authorized. Each Warrant Certificate shall be dated the date of its countersignature.

At any time and from time to time after the execution of this Agreement, the Warrant Agent shall upon receipt of a written order of the Company signed by an Officer of the Company countersign, either by manual or electronic signature, for issue a Warrant Certificate evidencing the number of Unit Warrants specified in such order; provided, however, that the Warrant Agent shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company to the effect that issuance and execution of such Unit Warrants are authorized or permitted by this Agreement in connection with such countersignature of Unit Warrants.  A Global Warrant shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Unit Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof or the Global Warrant is replaced by another Global Warrant in accordance with the terms and provisions of this Agreement.

The Unit Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent countersigns the Warrant Certificate. Such signature shall be solely for the purpose of authenticating the Warrant Certificate and shall be conclusive evidence that the Warrant Certificate so countersigned has been duly authenticated and issued under this Agreement.

Section 2.03.                          Registry.

The Unit Warrants shall be issued in registered form only. The Warrant Agent shall keep a registry (the “Registry”) of the Warrant Certificates and Book-Entry Warrants and of their transfer and exchange. The Registry shall show the names and addresses of the respective Holders and the date and number of Unit Warrants evidenced on the face of each of the Warrant Certificates and Book-Entry Warrants. The Holder of any Global Warrant will be the Depositary or a nominee of the Depositary in whose name the Global Warrant is registered. The Unit Warrant holdings of Agent Members will be recorded on the books of the Depositary. The beneficial interests in the Global Warrant held by customers of Agent Members will be reflected on the books and records of such Agent Members and will not be known to the Warrant Agent, the Company or to the Depositary.

The Company and the Warrant Agent may deem and treat any Person in whose name a Warrant Certificate is registered in the Registry as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Section 2.04.                          Transfer and Exchange.

(a)  Transfer and Exchange of Global Warrants.

(i)                                     The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the book-entry system maintained by Depositary, in accordance with this Agreement and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Warrant (or the relevant Agent Member on behalf of such transferor) shall deliver to the Warrant Agent a written order given in accordance with the Depositary’s procedures containing information regarding the account of the Agent Member to be credited with a beneficial interest in the Global Warrant. The Warrant Agent shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Agent Member specified in such instructions a beneficial interest in the Global Warrant and to debit the account of the Agent Member making the transfer of the beneficial interest in the Unit Warrant being transferred.

(ii)                                  Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.05), a Global Warrant may only be transferred as a whole, and not in part, and only by (i) the Depositary to a nominee of the Depositary, (ii) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) the Depositary or any such nominee to a successor Depositary or its nominee.

(iii)                               In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Unit Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and the requirements of any Warrant Certificate and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Warrant Certificate.

(b)  Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is transferred or exchanged for

Definitive Warrants, redeemed, repurchased or canceled, the number of Unit Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent to reflect such reduction.

(c)  Obligations with Respect to Transfers and Exchanges of Unit Warrants.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or electronic signature, Global Warrants and Definitive Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, and the Company shall pay any tax, assessments, or governmental charge payable in connection therewith. The Warrant Agent shall have no duty or obligation under any Section of this Agreement requiring the payment of taxes, assessments, and/or governmental charges unless and until it is satisfied that all such taxes, assessments, and/or governmental charges have been paid.

(iii)                               All Unit Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Unit Warrants surrendered upon such transfer or exchange.

(d)  No Obligation of the Warrant Agent.

(i)                                     Other than with respect to its own fraud, gross negligence, bad faith or willful misconduct, the Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Unit Warrants or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Unit Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Unit Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)                                  The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Unit Warrant (including any transfer between or among the Agent Members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.05.                          Definitive Warrants.

(a)  Beneficial interests in a Global Warrant deposited with the Depositary or with the Warrant Agent as custodian for the Depositary pursuant to Section 2.01 shall be transferred to each beneficial owner thereof in the form of Definitive Warrants evidencing a number of Warrants equivalent to such owner’s beneficial interest in such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement; provided, that upon the written request of TWX, the Company shall cause any beneficial interests in a Global Warrant held by TWX or its Affiliates to be transferred to each beneficial owner thereof in the form of Definitive Warrants, or (iii) the Company shall be adjudged a bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under Federal bankruptcy laws or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if a public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation.

(b)  Any Global Warrant that is transferable to the beneficial owners thereof in the form of Definitive Warrants pursuant to this Section 2.05 shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual or electronic signature, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of  Unit Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Registry, and upon such transfer the surrendered Global Warrant shall be cancelled by the Warrant Agent.

(c)  When Book-Entry Warrants are presented to the Warrant Agent with a written request to be exchanged for Definitive Warrants, the Warrant Agent shall exchange the Book-

Entry Warrants for Definitive Warrants evidencing a number of Warrants equivalent to such Warrantholder’s Book-Entry Warrants.  Any Book-Entry Warrant that is exchanged in the form of Definitive Warrants pursuant to this Section 2.05 shall be so exchanged, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual or electronic signature, and deliver to such Warrantholder of Book-Entry Warrants in the name of such Warrantholder, upon such exchange, Definitive Warrants evidencing a number of Unit Warrants equivalent to such Warrantholder’s Book-Entry Warrants so exchanged for Definitive Warrants. The Warrant Agent shall register such transfer in the Registry, and upon such transfer the surrendered Book-Entry Warrant shall be cancelled by the Warrant Agent.

(d)  All Definitive Warrants issued upon transfer pursuant to this Section 2.05 shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement and the Global Warrant surrendered upon such transfer.

(e)  Subject to the provisions of Section 2.05(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Unit Warrants.

(f)  In the event of the occurrence of any of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.

(g)  Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Unit Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

Section 2.06.                          Book-Entry Warrants.

(a)  A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate written instruments of transfer with respect to a Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant, then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

(b)  When Book-Entry Warrants are presented to the Warrant Agent with a written request (i) to register the transfer of the Book-Entry Warrants; or (ii) to exchange such

Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its customary requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing.

Section 2.07.                          Replacement Certificates.

If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate of like tenor and representing an equivalent number of Unit Warrants, if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the reasonable judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.08.                          Outstanding Unit Warrants.

Unit Warrants outstanding at any time are the sum of all Unit Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent and all Unit Warrants evidenced on all Warrant Statements, except for those canceled by the Warrant Agent and those delivered to the Warrant Agent for cancellation. A Unit Warrant ceases to be outstanding if the Company holds the Unit Warrant.

If a Warrant Certificate is replaced pursuant to Section 2.07, the Unit Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

Section 2.09.                          Cancellation.

In the event the Company shall purchase or otherwise acquire Unit Warrants represented by a Global Warrant (if permitted pursuant to the terms hereof), the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Unit Warrants represented by the Global Warrants to be reduced by the number of Unit Warrants to be purchased or otherwise acquired by the Company.

In the event the Company shall purchase or otherwise acquire Book-Entry Warrants or Definitive Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates or issue new Warrant Statements to the extent they evidence Unit Warrants that have been exercised or Unit Warrants that the Company has purchased or otherwise acquired.

Section 2.10.                          CUSIP Numbers.

The Company in issuing the Unit Warrants may use “CUSIP” numbers (if then generally in use) and, if so, the Warrant Agent shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or Warrant Statements or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates or Warrant Statements.

ARTICLE III.

EXERCISE TERMS

Section 3.01.                          Exercise.

The Exercise Price of each Unit Warrant, the Warrant Share Number, the number of Unit Warrants evidenced by any Warrant Certificate and the expiration time of each Unit Warrant shall be set forth in the related Warrant Certificate or Warrant Statement. The Exercise Price of each Unit Warrant and the Warrant Share Number are subject to adjustment pursuant to the terms set forth in the Warrant Certificate, which terms are hereby incorporated into the terms of the Book-Entry Warrants (and any Warrant Statement relating thereto).

Section 3.02.                          Manner of Exercise and Issuance of Shares.

Unit Warrants may be exercised in the manner set forth in Section 3 of the Warrant Certificate or, in the case of Persons who hold Book-Entry Warrants, by providing an exercise form for the election to exercise such Warrant (“Exercise Form”) in the form attached as Exhibit B hereto, properly completed and executed by the Holder thereof, together with payment of the Exercise Amount to the Warrant Agent in accordance with the terms set forth in or incorporated into the Book-Entry Warrants (and any Warrant Statement relating thereto).  Upon any such exercise, Shares shall be issued in the manner set forth in Section 4 of the Warrant Certificate or, in the case of Holders of Book-Entry Warrants, incorporated into the terms of the Book-Entry Warrants (and any Warrant Statement relating thereto), and subject to the restrictions set forth in Section 3 of the Warrant Certificate, which terms are hereby incorporated into the terms of the Book-Entry Warrants (and any Warrant Statement relating thereto).

Section 3.03.                          Covenant to Make Stock Certificates Available.

The Warrant Agent is hereby authorized to request from time to time from any stock transfer agents of the Company stock certificates required to honor outstanding Unit Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company agrees to authorize and direct such transfer agents to comply with all such requests of the Warrant

Agent. The Company shall supply such transfer agents with duly executed stock certificates for such purposes and shall provide or otherwise make available any cash or scrip that may be payable upon exercise of Unit Warrants as provided herein and in each Warrant Certificate.

ARTICLE IV.

ANTIDILUTION PROVISIONS

Section 4.01.                          Antidilution Adjustments; Notice of Adjustment.

The Exercise Price and the Warrant Share Number shall be subject to adjustment from time to time as provided in Section 12 of the Warrant Certificate, which terms are hereby incorporated into the terms of the Book-Entry Warrants (and any Warrant Statement relating thereto). Whenever the Exercise Price or the Warrant Share Number is so adjusted or is proposed to be adjusted as provided in Section 12 of the Warrant Certificate, the Company shall deliver to the Warrant Agent the notices or statements, and shall cause a copy of such notices or statements to be sent or communicated to each Holder pursuant to Section 7.03, in each case as provided in Sections 12(H) and (I) of the Warrant Certificate.

Section 4.02.                          Adjustment to Warrant Certificate.

The form of Warrant Certificate need not be changed because of any adjustment made pursuant to Section 12 of the Warrant Certificate, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same Warrant Share Number as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.  Any Warrant Statement issued after any adjustment made pursuant to Section 12 of the Warrant Certificate shall state the Exercise Price and Warrant Share Number, as adjusted after such adjustment.

ARTICLE V.

WARRANT AGENT

Section 5.01.                          Appointment of Warrant Agent.

The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own fraud, gross negligence, willful misconduct or bad faith.

Section 5.02.                                            Rights and Duties of Warrant Agent.

(a)  Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates and Warrant Statements, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates, beneficial owners of Unit Warrants or holders of Warrant Statements.

(b)  Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel, absent fraud, gross negligence, willful misconduct or bad faith in the selection and continued retention of such counsel or the reliance on such counsel’s advice or opinion.

(c)  Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, Warrant Statement, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties, except for its own fraud, gross negligence, willful misconduct or bad faith.

(d)  No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates (including as incorporated into any Book-Entry Warrant and any Warrant Statement relating thereto), and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested, except for indemnity for the Warrant Agent’s own fraud, gross negligence, willful misconduct or bad faith. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Unit Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates (including as incorporated into any Book-Entry Warrant and any Warrant Statement relating thereto) or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise. The Warrant Agent shall have no duty or responsibility to insure compliance with any applicable Federal or state securities law in connection with the issuance, transfer or exchange or any Unit Warrants hereunder.

(e)  Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the Warrant Share Number or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any Shares or of any securities or property that may at any time be issued or delivered upon the exercise of any Unit Warrant or upon any adjustment pursuant to Section 12 of the Warrant Certificate (including as incorporated into any Book-Entry Warrant and any Warrant Statement relating thereto), and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Shares or stock certificates upon the surrender of any Warrant Certificate or Exercise Form for the purpose of exercise or upon any adjustment pursuant to Section 12 of the Warrant Certificate (including as incorporated into any Book-Entry Warrant and any Warrant Statement relating thereto), or to comply with any of the covenants of the Company contained in the Warrant Certificate or this Agreement.

(f)  Notices. If the Warrant Agent shall receive any notice or demand (other than Notice of Exercise of Warrants) addressed to the Company by the Holder of a Unit Warrant, the Warrant Agent shall promptly forward such notice or demand to the Company.

(g)  Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Warrant Agent shall use its reasonable best efforts to resume performance as soon as practicable under the circumstances.

(h)  Ambiguity or Uncertainty. In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent shall seek clarification and direction from the Company and, except for its own fraud, gross negligence, willful misconduct or bad faith, shall be fully protected and shall not be in any way liable to the Company or any Holder for any action taken or omitted in accordance with written instructions signed by the Company which eliminates such ambiguity or uncertainty.

Section 5.03.                          Individual Rights of Warrant Agent.

The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Unit Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 5.04.                          Warrant Agent’s Disclaimer.

The Warrant Agent shall not be responsible for, and makes no representation as to the validity or adequacy of, this Agreement or the Warrant Certificates and it shall not be responsible for any statement of fact or recitals in this Agreement or the Warrant Certificates other than the terms, conditions, covenants, duties and responsibilities applicable to it and its countersignature thereon. The Warrant Agent will not be responsible or liable for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

Section 5.05.                          Compensation and Indemnity.

The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services as agreed and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel, incurred by the Warrant Agent in connection with the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Warrant Agent, its officers and its directors against any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without fraud, gross negligence, willful misconduct or bad faith on its part for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through fraud, gross negligence, willful misconduct or bad faith. The Company’s payment obligations pursuant to this Section shall survive the termination of this Agreement.

Section 5.06.                          Successor Warrant Agent

(a)  Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Unit Warrants have been exercised or cancelled or are no longer exercisable.

(b)  Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees.

The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be (i) a bank or trust company, (ii) organized under the laws of the United States of America or one of the states thereof, (iii) authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, (iv) having a combined capital and surplus of at least $50,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and (v) having an office in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Company under Section 5.05 shall continue to the extent set forth herein notwithstanding the resignation or removal of the Warrant Agent.

(c)  Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. In the event that a successor Warrant Agent is not appointed by the Company, a successor Warrant Agent, qualified as aforesaid, may be appointed by the Warrant Agent or the Warrant Agent may petition a court to appoint a successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d)  Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e)  Successor by Merger. Any entity into which the Warrant Agent hereunder may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, including, without limitation, any successor to the Warrant Agent first named above; provided, however, that it shall be qualified as aforesaid.

Section 5.07.                          Representations of the Company.  The Company represents and warrants to the Warrant Agent that:

(a)  the Company has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation;

(b)  this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally; and

(c)  the execution and delivery of this Agreement does not, and the issuance of the Unit Warrants in accordance with the terms of this Agreement and the Warrant Certificate will not, (i) violate the Company’s memorandum of association or bye-laws, (ii) violate any law or regulation applicable to the Company or order or decree of any court or public authority having jurisdiction over the Company, or (iii) result in a breach of any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound, except in the case of (ii) and (iii) for any violations or breaches that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

ARTICLE VI.

MISCELLANEOUS

Section 6.01.                          Persons Benefitting.

Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 6.02.                          Amendment.

Any amendment or supplement to this Agreement or the Unit Warrants shall require the written consent of the Holders of a majority of the then outstanding Unit Warrants; provided that the consent of each Holder affected thereby shall be required for any amendment pursuant to which (a) the Exercise Price would be increased or the Warrant Share Number would be decreased (in each case, other than pursuant to adjustments provided for in Section 12 of the Warrant Certificate), (b) the time period during which the Unit Warrants are exercisable would be shortened or (c) any change adverse to the Holder would be made to the anti-dilution provisions set forth in Article IV of this Agreement or Section 12 of the Warrant Certificate; provided, further, that the written consent of TWX shall be required for any amendment to Section 2.05(a)(ii) of this Agreement or Sections 3(A)(1) or 3(A)(2) of the Warrant Certificate. In determining whether the Holders of the required number of Unit Warrants have concurred in any direction, waiver or consent, Unit Warrants owned by the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Unit Warrants that the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Unit Warrants outstanding at the time shall be considered in any such determination. The Warrant Agent shall have no duty to determine whether any such amendment would have an effect on the rights or interests of the holders of the Unit Warrants. Upon receipt by the Warrant Agent of an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the execution of the amendment have been complied with and such execution is permitted by this Agreement and the Warrant Certificate, the Warrant Agent shall join in the execution of such amendment.

Section 6.03.                          Notices.

Any notice or communication shall be in writing and delivered in person, mailed by certified or registered mail, return receipt requested, or nationally recognized next-Business Day courier, addressed as follows:

if to the Company:

Central European Media Enterprises Ltd.
c/o CME Media Services Ltd.
Kříženeckého náměstí 1078/5
152 00 Prague 5 - Barrandov
Czech Republic
Facsimile:	+420-242-464-483
Attention:	Legal Counsel

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Facsimile:	+1 (212) 335-4501
Attention:	Jeffrey A. Potash
Penny J. Minna

if to the Warrant Agent:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Facsimile:	+1 (718) 765-8712

Attention:	Corporate Trust Department

with a copy to (which shall not constitute notice):

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Facsimile:	+1 (718) 331-1852
Attention:	General Counsel

if to the Company or the Warrant Agent, a copy to (which shall not constitute notice):

Time Warner Media Holdings B.V.
c/o Time Warner Inc.
One Time Warner Center
New York, NY 10019
Attention:	General Counsel
Facsimile:	+1 (212) 484-7167

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:	William H. Gump
Thomas Mark
Facsimile:	+1 (212) 728-8111

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Unless the Unit Warrant is a Global Warrant, any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to the owners of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such Holder shall be deemed to be effective at the time of dispatch to the Depositary.

Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is provided in the manner provided above, it is duly given, whether or not the intended recipient actually receives it.

Section 6.04.                          Applicable Law; Consent to Jurisdiction.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (EACH, A “NEW YORK COURT”), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 6.03.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

Section 6.05.                          Successors.

All agreements of the Company in this Agreement and the Unit Warrants shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

Section 6.06.                          Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 6.07.                          Inspection of Agreement.

A copy of this Agreement shall be available at all reasonable times for inspection by any registered Holder or owner of a beneficial interest in a Global Warrant at the principal office of the Warrant Agent (or successor warrant agent).

Section 6.08.                          Descriptive Headings.

The headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof.

Section 6.09.                          Severability.

Every term and provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

Section 6.10.                          Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER IN THIS SECTION 6.10.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

CENTRAL EUROPEAN MEDIA
ENTERPRISES LTD.

By:	/s/ David Sturgeon
	Name:	David Sturgeon
	Title:	acting Chief Financial Officer

[Warrant Agreement — Signature Page (Unit Warrants)]

AMERICAN STOCK TRANSFER & TRUST
COMPANY, LLC, as Warrant Agent

By:	/s/ Paula Caroppoli
	Name:	Paula Caroppoli
	Title:	Senior Vice President

[Warrant Agreement — Signature Page (Unit Warrants)]

EXHIBIT A

FORM OF UNIT WARRANT

[Global Securities Legend]

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

UNIT WARRANTS

to purchase
Shares of
Class A Common Stock
of
Central European Media Enterprises Ltd.

No. [•]	CUSIP No:	G20045145
Expiration Date: May 2, 2018	ISIN No:	BMG200451455

1.             Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Any capitalized terms used but not defined herein that are defined in the Warrant Agreement shall have the meanings set forth in the Warrant Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise).

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations that are participants in the Depositary’s system.

“Appraisal Procedure” means a procedure whereby two independent investment banks or appraisal firms, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of the Warrantholders), shall mutually agree upon the determination then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. Each appraiser shall render its appraisal within 30 days after being appointed.  In the event the higher of the two appraisals is not more than 10% higher than the lower of the two appraisals, the value in question shall be the average of the two appraisals.  In the event the higher of the two appraisals is more than 10% higher than the lower of the two appraisals, the two appraisers shall retain another investment bank or appraisal firm whose determination of the value in question shall be the finally determined value provided that such third appraiser shall be instructed that its determination of the value in question must be no lower than the lower of the first two appraisals and no higher than the higher of the first two appraisals.  If such two first appraisers fail to agree upon the appointment of a third appraisal firm or investment bank within 20 days of the date of delivery of the later of their appraisals, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised.  The third appraiser shall render its appraisal within 20 days after being appointed.  The fees and expenses of such third appraiser shall be borne by the Company and the Warrantholder based upon the percentage that such party’s initial appraisal deviated from the finally determined value in question.

“Bloomberg” means Bloomberg Financial Markets.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange, amalgamation, tender offer, recapitalization, reorganization, scheme of arrangement or any other transaction resulting in the shareholders of the Company immediately before such transaction owning, directly or indirectly, less than a majority of the aggregate voting power of the resultant entity.

“business day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, London or Prague are authorized or required by law to remain closed.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, memorandum of association, bye-laws, or similar organizational document.

“Class A Common Stock” means the Class A Common Stock, par value $0.08 per share, of the Company.

“Company” means Central European Media Enterprises Ltd., a company duly organized and existing under the laws of Bermuda.

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Warrant Agent as custodian for the Depositary.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $1.00, subject to adjustment as set forth herein.

“Expiration Time” has the meaning set forth in Section 3.

“Global Warrant” means a Warrant Certificate in global form that is deposited with the Depositary or with the Warrant Agent as custodian for the Depositary.

“Governmental Entities” means, collectively, all United States and other governmental, regulatory or judicial authorities.

“Issue Date” means [•], 2014.

“Market Price” means, with respect to a particular security, on any date of determination, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the NASDAQ Global Select Market or if not listed on the NASDAQ Global Select Market, the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Class A Common Stock shall be deemed to be the fair market value per share of such security as determined in accordance with the Appraisal Procedure; provided that if any such security is listed or traded on a non-U.S. market, such fair market value shall be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination; and further provided that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion shall be done in accordance with customary procedures based on the closing price for conversion of such currency into U.S. dollars quoted by Bloomberg on such exercise date. For the purposes of determining the Market Price of the Class A Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the NASDAQ Global Select Market or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchases” means any purchase of shares of Class A Common Stock by the Company pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Class A Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant Certificate is outstanding that exceeds the Market Price for the Shares for the valuation period beginning on the Business Day immediately following the last date on which tender or exchanges or offers may be made pursuant to such tender or exchange offer. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Registration Statement”  means the Registration Statement of the Company (File No. 333-[   ], that covers the Class A Common Stock underlying the Unit Warrants filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A Preferred Share” means the outstanding share of the Company’s Series A Convertible Preferred Stock, par value $0.08 per share.

“Series B Preferred Shares” means the shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.08 per share.

“Shares” has the meaning set forth in Section 2.

“trading day” means (A) if the shares of Class A Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Class A Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Class A Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Class A Common Stock. The term “trading day” with respect to any security other than the Class A Common Stock shall have a correlative meaning based on the primary exchange or quotation system on which such security is listed or traded.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, as transfer agent of the Company, and any successor transfer agent.

“TWX” means Time Warner Inc., a Delaware company.

“Unit Warrant” means a right to purchase a number of shares of the Company’s Class A Common Stock equal to the Warrant Share Number as provided herein.

“U.S. GAAP” means United States generally accepted accounting principles.

“valuation period” means, with respect to any determination of Market Price, the trading days for which such Market Value is determined or, if such Market Price is determined using a valuation method that does not refer to particular trading days, the period of time relevant to such valuation method but with the event under Section 12 that occurs either immediately prior to or immediately following such valuation period, as the case may be, not included for purposes of determining such Market Price.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on the NASDAQ Global Select Market or if not listed on the NASDAQ Global Select Market, the principal national securities exchange on which the applicable securities are listed or admitted to trading, the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the NASDAQ Global Select Market or if not listed on the NASDAQ Global Select Market, the principal national securities exchange on which the applicable securities are listed or admitted to trading, as reported by Bloomberg (based on a trading day), or (b) in all other cases, the fair market value of a share of Class A Common Stock as determined in accordance with the Appraisal Procedure.

“Warrant Agent” has the meaning set forth in Section 16.

“Warrant Agreement” has the meaning set forth in Section 16.

“Warrant Certificate” means a fully registered certificate evidencing Unit Warrants.

“Warrant Share Number” means one share of Class A Common Stock, as subsequently adjusted pursuant to the terms of this Unit Warrant and the Warrant Agreement.

“Warrantholder” means a registered owner of Unit Warrants as set forth in the Registry.

2.                                      Number of Shares; Exercise Price. This certifies that, for value received, [Cede & Co.](1), and any of its registered assigns, is the registered owner of [the number of Unit Warrants set forth on Schedule A hereto](2) [[•] Unit Warrants](3), each of which entitles the Warrantholder to purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, a number of fully paid and nonassessable shares of Class A Common Stock (each a “Share” and collectively the “Shares”) equal to the Warrant Share Number at a purchase price per share equal to the Exercise Price. The Warrant Share Number and the Exercise Price are subject to adjustment as provided herein, and all references to “Warrant Share Number” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.                                      Exercise of Unit Warrant; Term; Rescission of Exercise.

(A)                               Subject to Section 2 and any other agreement between the Company and the Warrantholder and except as set forth in this Section 3, to the extent permitted by applicable

(1)  Include for Global Warrant

(2)  Include for Global Warrant

(3)  Include for Definitive Warrants

laws and regulations, all or a portion of the Unit Warrants evidenced by this Warrant Certificate are exercisable by the Warrantholder, at any time or from time to time after 5:00 p.m., New York City time on the second anniversary of the Issue Date, but in no event later than 5:00 p.m., New York City time on the fourth anniversary of the Issue Date (the “Expiration Time”), by (1) delivery to the Warrant Agent of a Notice of Exercise in the form annexed hereto, duly completed and executed (or to the Company or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholders pursuant to Section 18), (2) payment by check payable to the order of the Company or wire transfer of immediately available funds to an account of the Company (as designated by the Company by notice in writing to the Warrantholders pursuant to Section 18) in an amount equal to the Exercise Price multiplied by the number of Shares thereby purchased and (3) a written acknowledgement to the Warrant Agent by the Company of receipt of such payment (which acknowledgement shall be given by the Company promptly after the receipt of such payment). In the case of a Global Warrant, any person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in clauses (1) and (2) above through the relevant Agent Member in accordance with procedures of the Depositary.

(1)                                 Notwithstanding any of the restrictions on exercise set forth in this Section 3, the Unit Warrants evidenced with this Warrant Certificate which are held by TWX and its Affiliates shall be exercisable by TWX and its Affiliates at such time and in such amounts as would allow TWX and its Affiliates to own up to 49.9% of the outstanding shares of Class A Common Stock (including any shares attributed to TWX as part of a group under Section 13(d)(3) of the Exchange Act); and

(2)                                 Notwithstanding anything herein to the contrary, TWX and its Affiliates (other than pursuant to a Business Combination) shall not have any right to acquire Shares (or exercise any Unit Warrant) until the date that is 61 days after the earlier of (A) the date on which the number of outstanding shares of Class A Common Stock owned by the Warrantholder (assuming the exercise of the Unit Warrants for shares of Class A Common Stock pursuant hereto and the conversion of each of the Series A Preferred Share and Series B Preferred Share into shares of Class A Common Stock in accordance with their respective terms, and any other securities held by the Warrantholder which may be converted or exchanged for, or converted into, shares of Class A Common Stock), when aggregated with the outstanding shares of Class A Common Stock of any group (as this term is used in Section 13(d)(3) of the Exchange Act) that includes the Warrantholder and any of the Warrantholder’s Affiliates, would not result in the holder of the Unit Warrants being a beneficial owner (as this term is used in Section 13(d)(3) of the Exchange Act) of more than 49.9% of the outstanding shares of Class A Common Stock and (B) the date on which such beneficial ownership would not give to any person or entity any right of redemption, repurchase or acceleration under any indenture or other document governing any of the Company’s indebtedness that is outstanding as of the date hereof, which is acknowledged to be contingent on acts of the Company.

(B)                               In the case of a Global Warrant, whenever some but not all of the Unit Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, such Global Warrant shall be surrendered by the Warrantholder to the Warrant Agent, which shall cause an adjustment to be made to Schedule A to such Global Warrant so that the number of Unit Warrants represented thereby will be equal to the number of

Warrants theretofor represented by such Global Warrant less the number of Unit Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Warrantholder or its nominee or custodian. In the case of a Definitive Warrant, whenever some but not all of the Unit Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, the Warrantholder shall be entitled, at the request of such Warrantholder, to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new Definitive Warrant in substantially identical form for the number of Unit Warrants equal to the number of Unit Warrants theretofor represented by such Definitive Warrant less the number of Unit Warrants then exercised.

(C)                               If this Warrant Certificate shall have been exercised in full, the Unit Warrant Agent shall promptly cancel such certificate following its receipt from the Warrantholder or the Depositary, as applicable.

(D)                               Notwithstanding anything in this Warrant Certificate to the contrary, in the case of Unit Warrants evidenced by a Global Warrant, any Agent Member may, without the consent of the Warrant Agent or any other person, on its own behalf and on behalf of any beneficial owner for which it is acting, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive Shares for, its Unit Warrants as provided in the Global Warrant, and to enforce the Warrant Agreement.

Notwithstanding anything herein to the contrary, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Shares to the Warrantholder, then the Unit Warrants evidenced by this Warrant Certificate may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a number of Shares evidenced by this Warrant Certificate equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the trading day immediately preceding the date on which the Warrantholder elects to exercise Unit Warrants evidenced by this Warrant Certificate by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of the Unit Warrants, as adjusted hereunder; and

(X) = the number of Shares that would be issuable upon exercise of the Unit Warrants evidenced by this Warrant Certificate in accordance with the terms of the Unit Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

4.                                      Issuance of Shares; Authorization; Registration.

(A)                               Shares issued upon exercise of Unit Warrants evidenced by this Warrant Certificate shall be (i) issued in such name or names as the exercising Warrantholder may designate and (ii) delivered by the Transfer Agent to such Warrantholder or its nominee or nominees (A) via book-entry transfer crediting the account of such Warrantholder (or the relevant Agent Member for the benefit of such Warrantholder) through the Depositary’s DWAC system (if the Transfer Agent participates in such system), or (B) otherwise in certificated form by physical delivery to the address specified by the Warrantholder in the Notice of Exercise. The Company shall use its commercially reasonable efforts to cause its Transfer Agent to be a participant in the Depositary’s DWAC system. The Company shall cause the number of full Shares to which such Warrantholder shall be entitled to be so delivered by the Transfer Agent within a reasonable time, not to exceed three business days after the date on which Unit Warrants evidenced by this Warrant Certificate have been duly exercised in accordance with the terms hereof.

(B)                               The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement (or a new registration statement, if required or in the event that the Registration Statement expires) covering the issuance of the Class A Common Stock upon the exercise of the Unit Warrants sold in the Rights Offering for so long as such Unit Warrants are outstanding and make a current prospectus included therein available to the Warrantholders in connection with any exercise of any Unit Warrants.  Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise for cash of a Unit Warrant and shall have no obligation to settle such Unit Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Unit Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations under this Section 4(B). In no event shall the Company be required to settle any Unit Warrant for a net cash payment by the Company (i.e., net cash settle).

(C)                               The Company hereby represents and warrants that any Shares issued upon the exercise of Unit Warrants evidenced by this Warrant Certificate in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a Warrantholder, income and franchise taxes incurred in connection with the exercise of the Unit Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to a Warrantholder as of the close of business on the date on which Unit Warrants evidenced by this Warrant Certificate have been duly exercised and fully paid by Warrantholder, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times until the Expiration Time (or, if such date shall not be a business day, then on the next succeeding business day) reserve and keep available, out of its authorized but unissued Class A Common Stock, solely for the purpose of providing for the exercise of Unit Warrants evidenced by this Warrant Certificate, the aggregate number of shares of Class A Common Stock then issuable upon exercise hereof at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise hereof at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Class A Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use its best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5.                                      No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of Unit Warrants evidenced by this Warrant

Certificate. In lieu of any fractional Share which would otherwise be issued to a Warrantholder upon the exercise of any Unit Warrants, such Warrantholder shall be entitled to receive a cash payment equal to the pro-rated Market Price of the Class A Common Stock on the date of exercise representing such fractional Share. The beneficial owners of the Unit Warrants and the Warrantholder, by their acceptance hereof, expressly waive their right to receive any fraction of a share of Class A Common Stock or a certificate representing a fraction of a share of Class A Common Stock or Warrant Certificate representing a fractional Unit Warrant upon exercise of any Unit Warrant.

6.                                      No Rights as Stockholders; Transfer Books. Unit Warrants evidenced by this Warrant Certificate do not entitle the Warrantholder or the owner of any beneficial interest in such Unit Warrants to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of Unit Warrants in any manner which interferes with the timely exercise hereof.

7.                                      Charges, Taxes and Expenses. Issuance of Shares in certificated or book-entry form to the Warrantholder upon the exercise of Unit Warrants evidenced by this Warrant Certificate shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which issue or transfer taxes and expenses shall be paid by the Company.

8.                                      Transfer/Assignment. This Warrant Certificate and all rights hereunder are transferable, in whole or in part, upon the books of the Company (or an agent duly appointed by the Company) by the registered holder hereof in person or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name of one or more transferees, upon surrender of this Warrant Certificate, duly endorsed, to the office or agency of the Company described in Section 3; provided that if this Warrant Certificate is a Global Warrant registered in the name of the Depositary, transfers of such Global Warrant may only be made as a whole, and not in part, and only by (i) the Depositary to a nominee of the Depositary, (ii) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) the Depositary or any such nominee to a successor Depositary or its nominee. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Unit Warrants pursuant to this Section 8 shall be paid by the Company.

If this Warrant Certificate is a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, the holders of beneficial interests in the Unit Warrants evidenced thereby shall have no rights under this Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of the Global Warrant for all purposes whatsoever except to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (i)

prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Unit Warrant. Except as may otherwise be provided in this Warrant Certificate or the Warrant Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary. Any holder of the Global Warrant shall, by acceptance of the Global Warrant, agree that transfers of beneficial interests in the Global Warrant may be effected only through a book-entry system maintained by the Depositary, and that ownership of a beneficial interest in the Unit Warrants represented thereby shall be required to be reflected in book-entry form.

A Global Warrant or Book-Entry Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant or a Book-Entry Warrant, only at such times and in the manner specified in the Warrant Agreement. The holder of a Global Warrant and the holder of a Book-Entry Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Unit Warrant or the Warrant Agreement.

9.                                      Exchange and Registry of Unit Warrants. This Warrant Certificate is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new Warrant Certificate or Warrant Certificates of like tenor and representing the same aggregate number of Unit Warrants. The Company or an agent duly appointed by the Company (which initially shall be the Warrant Agent) shall maintain a Registry showing the name and address of the Warrantholder as the registered holder of this Warrant Certificate. This Warrant Certificate may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company or any such agent, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such Registry.

10.                               Loss, Theft, Destruction or Mutilation of Warrant Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the same aggregate number of Unit Warrants as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate.

11.                               Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12.                               Adjustments and Other Rights. The Exercise Price and the Warrant Share Number shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(A)                               Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Class A Common Stock in shares of Class A Common Stock, (ii) subdivide or reclassify the outstanding shares of Class A Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Class A Common Stock into a smaller number of shares, the Warrant Share Number at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of a Unit Warrant after such date shall be entitled to purchase the number of shares of Class A Common Stock which such holder would have owned or been entitled to receive in respect of the Warrant Share Number had such Unit Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying such Exercise Price by the quotient of (x) the Warrant Share Number immediately prior to such adjustment divided by (y) the new Warrant Share Number determined pursuant to the immediately preceding sentence.

(B)                               Other Distributions. Unless such distribution is in connection with a Business Combination, if at any time or from time to time the holders of Class A Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of a Unit Warrant) shall have received or become entitled to receive, without payment therefor:

(i)                                     Class A Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Class A Common Stock (other than pursuant to Section 12(A)), or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of a dividend, rights offering or other distribution to all of the holders of Class A Common Stock;

(ii)                                  any cash paid or payable otherwise than as a regular periodic cash dividend; or

(iii)                               Class A Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than pursuant to Section 12(A)), then and in each case, the Warrantholder of a then-outstanding Unit Warrant shall, upon the exercise of such Unit Warrant, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in Sections 12(B)(ii) and 12(B(iii) above) which such Warrantholder would hold on the date of such exercise had such Warrantholder been the holder of record of such Shares as of the date on which holders of Class A Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property (whether or not the Unit Warrant shall have been exercisable at such date).

(C)                               Certain Repurchases of Class A Common Stock. In case the Company effects a Pro Rata Repurchase of Class A Common Stock, then the Exercise Price shall be adjusted to the price determined by dividing the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the aggregate purchase price paid or payable for the Pro Rata Repurchase, plus the product of (x) the number of shares of Class A Common Stock outstanding immediately after such Pro Rata Repurchase (and giving effect to the number of shares of Class A Common Stock so repurchased) and (y) the Market Price of a share of Class A Common Stock on the trading day immediately following the expiration of such Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Class A Common Stock outstanding immediately prior to such Pro Rata Repurchase (before giving effect to the number of shares of Class A Common Stock to be repurchased) and (ii) the Market Price per share of Class A Common Stock on the trading day immediately following the expiration of such Pro Rata Repurchase. In such event, the Warrant Share Number shall be determined by multiplying the Warrant Share Number in effect immediately prior to the Effective Date of such Pro Rata Repurchase by the aforementioned fraction.  For the avoidance of doubt, no decrease in the Warrant Share Number shall be made pursuant to this Section 12(C).

(D)                               Business Combinations. In case of any Business Combination or any reclassification of Class A Common Stock (other than a reclassification of Class A Common Stock referred to in Section 12(A)), a Warrantholder’s right to receive Shares upon exercise of a Unit Warrant shall be converted into the right to exercise such Unit Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Class A Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of such Unit Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to such Warrantholder’s right to exercise a Unit Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of a Unit Warrant following the consummation of such Business Combination, if the holders of Class A Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that a Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Class A Common Stock that affirmatively make an election (or of all such holders if none make an election).

(E)                                Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the Warrant Share Number shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Class A Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Class A Common Stock, or more, or on exercise of a Unit Warrant if it shall earlier occur.

(F)                                 Timing of Issuance of Additional Class A Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to a Warrantholder of Unit Warrants exercised after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Class A Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Class A Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(G)                               Other Events. Neither the Exercise Price nor the Warrant Share Number shall be adjusted in the event of a change in the par value of the Class A Common Stock or a change in the jurisdiction of incorporation of the Company.

(H)                              Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Share Number shall be adjusted as provided in Section 12, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Share Number after such adjustment, and the Company shall also cause a copy of such statement to be sent or communicated to the Warrantholders pursuant to Section 18.

(I)                                   Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Unit Warrant), the Company shall give notice to the Warrantholders, in the manner set forth in Section 12(H), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of a Unit Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(J)                                   Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section

12, the Company shall take any action which may be necessary, including obtaining regulatory, NASDAQ Global Select Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares that a Warrantholder is entitled to receive upon exercise of a Unit Warrant pursuant to this Section 12.

(K)                              Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur.

13.                               No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14.                               Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (EACH, A “NEW YORK COURT”), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN THE REGISTRY OR THE WARRANT AGREEMENT, AS APPLICABLE.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS

15.                               Binding Effect; Countersignature by Warrant Agent. This Warrant Certificate shall be binding upon any successors or assigns of the Company. This Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided in the

Warrant Agreement countersigns this Warrant Certificate. Such signature shall be solely for the purpose of authenticating this Warrant Certificate and shall be conclusive evidence that this Warrant Certificate has been countersigned under the Warrant Agreement.

16.                               Warrant Agreement; Amendments. This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of [•], 2014 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Unit Warrants and the Warrantholders consent by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Warrantholders and beneficial owners of the Unit Warrants. A copy of the Warrant Agreement may be obtained for inspection by the Warrantholders upon written request to the Warrant Agent at 6201 15th Avenue, Brooklyn, NY 11219, facsimile: +1 (718) 765-8712, Attention: Corporate Trust Department. The Warrant Agreement and this Warrant Certificate may be amended and the observance of any term of the Warrant Agreement or this Warrant Certificate may be waived only to the extent provided in the Warrant Agreement.

17.                               Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Class A Common Stock issuable after such action upon exercise of the Unit Warrants evidenced by this Warrant Certificate, together with all shares of Class A Common Stock then outstanding and all shares of Class A Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Class A Common Stock then authorized by its Charter.

18.                               Notices. Unless this Warrant Certificate is a Global Warrant, any notice or communication mailed to the Warrantholder shall be mailed to the Warrantholder at the Warrantholder’s address as it appears in the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to holders of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such holders shall be deemed to be effective at the time of dispatch to the Depositary.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by a duly authorized officer. This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:

CENTRAL EUROPEAN MEDIA
ENTERPRISES LTD.

By:
Name:
Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Warrant Agent

By:
Authorized Signatory

[Schedule A to Global Warrant](4)

The initial number of Unit Warrants represented by the Global Warrant is [•].

The following decreases in the number of Unit Warrants represented by the Global Warrant have been made as a result of the exercise of certain Unit Warrants represented by the Global Warrant:

Date of Exercise of Unit Warrants	Number of Unit Warrants Exercised	Total Number of Unit Warrants Represented Hereby Following Such Exercise	Notation Made by Warrant Agent

(4)  Include if the Warrant is a Global Warrant

[Form of Notice of Exercise]

(to be executed only upon exercise of Unit Warrants)

Date:

TO:         Central European Media Enterprises Ltd. (the “Company”)

RE:         Election to Purchase Class A Common Stock

The undersigned registered holder of [ ] Unit Warrants irrevocably elects to exercise the number of Unit Warrants set forth below represented by the Global Warrant (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Unit Warrants exercised hereby to the Company, and directs that the shares of Class A Common Stock or other securities or property delivered upon exercise of such Unit Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Unit Warrants, be registered or placed in the name and at the address specified below and delivered thereto, and represents that the exercise of the Unit Warrants is, and payment for the number of exercised Unit Warrants has been delivered, in each case,  in accordance with Section 3 of the Warrant Certificate.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of Shares, then the undersigned registered holder of [ ] Unit Warrants shall be deemed instead to have irrevocably elected a “cashless exercise” pursuant to the second paragraph of Section 3(D) of the Warrant Certificate of the number of Unit Warrants set forth below represented by [the Global Warrant]/[Book-Entry Warrant] (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Unit Warrants exercised hereby to the Company, and directs that the shares of Class A Common Stock or other securities and property (to the extent permitted under Section 3(a)(9) of the Exchange Act or any other exemption) in accordance with the terms of the Warrant Certificate delivered upon exercise of such Unit Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Unit Warrants, be registered or placed in the name and at the address specified below and delivered thereto, and represents that the exercise of the Unit Warrants is in accordance with Section 3 of the Warrant Certificate, and the number of Shares that this Unit Warrant is exercisable for would be determined in accordance with the second paragraph of Section 3(D) of the Warrant Certificate (or any successor provision thereof).  Further, the undersigned hereby irrevocably elects to receive shares of Class A Common Stock or other securities and property (to the extent permitted under Section 3(a)(9) of the Exchange Act or any other exemption) in accordance with the terms of the Warrant Certificate.

Number of Unit Warrants

Holder:
By:

Name:
Title:

Signature guaranteed by (if a guarantee is required):

Securities and/or check to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:
Name of Agent Member:

If in definitive form:

Social Security Number
or Other Identifying Number:
Name:
Street Address:
City, State and Zip Code:

Any unexercised Unit Warrants evidenced by the exercising Warrantholder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:
Name of Agent Member:

If in definitive form:

Social Security Number
or Other Identifying Number:
Name:
Street Address:
City, State and Zip Code:

[Form of Assignment]

For value received, the undersigned registered Warrantholder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Unit Warrants constituting a part of the Unit Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Unit Warrants set forth below.

Name of Assignees	Address	Number of Unit Warrants	Social Security Number or other Identifying Number

and does irrevocably constitute and appoint [ ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Holder:
By:
Name:
Title:

Signature guaranteed by (if a guarantee is required):

EXHIBIT B

EXERCISE FORM FOR BOOK-ENTRY WARRANTS

(to be executed only upon exercise of Unit Warrants)

Date:

TO:         Central European Media Enterprises Ltd. (the “Company”)

RE:         Election to Purchase Class A Common Stock

The undersigned registered holder of [ ] Unit Warrants irrevocably elects to exercise the number of Unit Warrants set forth below represented by the Book-Entry Warrants (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Unit Warrants exercised hereby to the Company, and directs that the shares of Class A Common Stock or other securities or property delivered upon exercise of such Unit Warrants, and any interests in the Book-Entry Warrants representing unexercised Unit Warrants, be registered or placed in the name and at the address specified below and delivered thereto, and represents that the exercise of the Unit Warrant is, and payment for the number of exercised Unit Warrants has been delivered, in each case, in accordance with Section 3 of the Warrant Certificate (as incorporated into Warrant Statement for the Book-Entry Warrant).

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of Shares, then the undersigned registered holder of [ ] Unit Warrants shall be deemed instead to have irrevocably elected a “cashless exercise” pursuant to the second paragraph of Section 3(D) of the Warrant Certificate of the number of Unit Warrants set forth below represented by [the Global Warrant]/[Book-Entry Warrant] (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Unit Warrants exercised hereby to the Company, and directs that the shares of Class A Common Stock or other securities and property (to the extent permitted under Section 3(a)(9) of the Exchange Act or any other exemption) in accordance with the terms of the Warrant Certificate delivered upon exercise of such Unit Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Unit Warrants, be registered or placed in the name and at the address specified below and delivered thereto, and represents that the exercise of the Unit Warrants is in accordance with Section 3 of the Warrant Certificate, and the number of Shares that this Unit Warrant is exercisable for would be determined in accordance with the second paragraph of Section 3(D) of the Warrant Certificate (or any successor provision thereof).  Further, the undersigned hereby irrevocably elects to receive shares of Class A Common Stock or other securities and property (to the extent permitted under Section 3(a)(9) of the Exchange Act or any other exemption) in accordance with the terms of the Warrant Certificate.

Number of Unit Warrants

Holder:
By:
Name:
Title:

Signature guaranteed by (if a guarantee is required):

Securities and/or check to be issued to:

Social Security Number
or Other Identifying Number:
Name:
Street Address:
City, State and Zip Code:

Any unexercised Unit Warrants evidenced by the exercising Warrantholder’s interest in the Book-Entry Warrant, as the case may be, to be issued to:

Social Security Number
or Other Identifying Number:
Name:
Street Address:
City, State and Zip Code:

[Form of Assignment]

For value received, the undersigned registered Warrantholder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Unit Warrants constituting a part of the Unit Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Unit Warrants set forth below.

Name of Assignees	Address	Number of Unit Warrants	Social Security Number or other Identifying Number

and does irrevocably constitute and appoint [ ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Holder:
By:
Name:
Title:

Signature guaranteed by (if a guarantee is required):